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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Willdan Group, Inc.:

        We consent to the incorporation by reference in the registration statements (No. 333-139127, No. 333-152951 and 333-168787) on Forms S-8 of Willdan Group, Inc. of our report dated March 30, 2010, with respect to the consolidated balance sheet of Willdan Group, Inc and subsidiaries as of January 1, 2010, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the fiscal years in the two-year period ended January 1, 2010, which report appears in the December 31, 2010 annual report on Form 10-K of Willdan Group, Inc.

/s/ KPMG LLP

Los Angeles, California
March 29, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM